EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	JURISDICTION OF INCORPORATION

Alpha 2 B.V.	Netherlands
Alpha 3 B.V.	Netherlands
Alpha 4 B.V.	Netherlands
Alpha 5 B.V.	Netherlands
Alpha Germany Bidco GmbH	Germany
Atotech (China) Chemicals Ltd.	China
Atotech (Malaysia) Sdn. Bhd.	Malaysia
Atotech (Philippines) Chemicals, Inc.	Philippines
Atotech (Singapore) Chemicals Pte. Ltd.	Singapore
Atotech (Thailand) Co., Ltd.	Thailand
Atotech (Yangzhou) Chemicals Ltd.	China
Atotech Argentina SA	Argentina
Atotech Asia Pacific Limited	Hong Kong
Atotech Asset Management GmbH	Germany
Atotech Australia Pty. Ltd	Australia
Atotech B.V.	Netherlands
Atotech Beteiligungs und Management GmbH & Co. KG	Germany
Atotech Bulgaria EOOD	Bulgaria
Atotech Canada Ltd.	Canada
Atotech CZ, a.s.	Czech Republic
Atotech de Mexico S.A. de C.V.	Mexico
Atotech Deutschland GmbH & Co. KG	Germany
Atotech Development Center Pte. Ltd.	India
Atotech do Brasil Galvanotecnica Ltda.	Brazil
Atotech España, S.A	Spain
Atotech France S.A.	France
Atotech Global Services Private Ltd.	India
Atotech India Pte. Ltd.	India
Atotech Istanbul Kimya S. Ltd. Sirketi	Turley
Atotech Italia S.r.l.	Italy
Atotech Japan K.K.	Japan
Atotech Korea Ltd	Korea
Atotech Limited	Jersey
Atotech Manufacturing, Inc.	Delaware
Atotech Österreich GmbH	Austria
Atotech Poland Sp. z.o.o.	Poland
Atotech Servicios de Mexico S.A. de C.V.	Mexico
Atotech SK, s.r.o.	Slovakia
Atotech Skandinavien AB	Sweden
Atotech Slovenija d.d.	Slovenia
Atotech Taiwan Ltd.	Taiwan
Atotech UK Limited	United Kingdom
Atotech UK Topco Limited	United Kingdom
Atotech USA, LLC	Delaware
Atotech Vietnam Co., Ltd.	Vietnam
Atotech-Chemeta Ltd.	Russian Federation
Beijing Newport Spectra-Physics Technologies Co., Ltd.	China
Electro Scientific Industries Europe Ltd	United Kingdom
Electro Scientific Industries GmbH	Germany
Electro Scientific Industries Singapore Pte. Ltd.	Singapore

Electro Scientific Industries, Inc.	Oregon
ESI China, Inc.	Oregon
ESI Electronic Equipment (Shanghai) Co., Ltd.	China
ESI International Corporation	Oregon
ESI Japan, K.K.	Japan
ESI Korea, Inc.	Korea
ESI Vietnam Company Limited	Vietnam
High Q Laser GmbH	Austria
Hilger Analytical Limited	United Kingdom
J-KEM International AB	Sweden
LAI Lightwave Aerospace Industries Ltd.	Canada
Micro-Controle Spectra-Physics S.A.S.	France
Micronor LLC	Delaware
MKS Denmark ApS	Denmark
MKS German Holding GmbH	Germany
MKS Instruments (China) Company Ltd.	China
MKS Instruments (Hong Kong) Limited	Hong Kong
MKS Instruments (Singapore) Pte. Ltd.	Singapore
MKS Instruments Deutschland GmbH	Germany
MKS Instruments ESI Switzerland GmbH	Switzerland
MKS Instruments Holdings Ltd	United Kingdom
MKS Instruments Israel Ltd.	Israel
MKS Instruments Italy S.r.l.	Italy
MKS Instruments Mexico S. de R.L. de C.V.	Mexico
MKS Instruments UK Limited	United Kingdom
MKS Japan, Inc.	Japan
MKS Korea Ltd.	Korea
MKS Spectra Holdings Limited	United Kingdom
MKS Taiwan Technology Limited	Taiwan
Newport Corporation	Nevada
Newport Instruments Canada Corporation	Canada
Newport Laser Holding GmbH	Austria
Newport Ophir Holdings Ltd.	Israel
Newport Opto-Electronics Technologies (Singapore) Pte. Ltd.	Singapore
Newport Opto-Electronics Technologies (Wuxi) Company Limited	China
Newport Spectra-Physics B.V.	Netherlands
Newport Spectra-Physics GmbH	Germany
Newport Spectra-Physics Limited	United Kingdom
Ophir Japan Ltd.	Japan
Ophir Optics S.R.L.	Romania
Ophir Optronics Ltd.	Israel
Ophir Optronics Solutions Ltd.	Israel
Ophir Spiricon Europe GmbH	Germany
Ophir-Spiricon, LLC	Utah
Photon Control (Alberta) Inc.	Canada
Photon Control (USA) Inc.	Delaware
Photon Control Inc.	Canada
Pt. Atotech Indonesia Chemicals	Indonesia
Spectra-Physics, K.K.	Japan
UAB Atotech-Chemeta	Lithuania
V-Gen Ltd.	Israel
Visutech Plating Ltd.	Belarus